FIRST AMENDMENT

                         TO SUB-ADMINISTRATION AGREEMENT

     THIS AGREEMENT (hereinafter called the "First Amendment dated") is made as of 1st day of October, 1996 by and between Templeton Russia Fund, Inc., a Maryland corporation (hereinafter called the "Fund"), Franklin Templeton Services, Inc., a Delaware corporation (hereinafter called the "Fund Administrator"), and Princeton Administrators, L.P., a Delaware limited partnership (hereinafter called "Princeton");

                                   WITNESSETH:

     WHEREAS, the Fund, Templeton Global Investors, Inc. and Princeton have entered into a Sub-Administration Agreement dated June 15, 1995 (hereinafter called the "Sub-Administration Agreement"); and WHEREAS, the Fund Administrator has assumed the responsibility to provide the services previously provided by Templeton Global Investors, Inc. ("global Investors"); and

     WHEREAS, the ultimate part of the Fund Administrator and Global Investors has not changed, and therefore no assignment of the Sub-Administration Agreement has occurred, within the meaning of the Sub-Administration Agreement, and there has been no change in the actual control or management of Global Investors; and

     WHEREAS, the Fund, the Fund Administrator and Princeton wish to amend the Sub-Administration Agreement to substitute the Fund Administrator as a party thereto in place of Global Investors.

     NOW,  THEREFORE,  in  consideration  of the premises  and mutual  covenants contained in the Sub-Administration Agreement and in this First Amendment thereto, effective as of the time of the transfer of duties performed by Global Investors and assumed by the Fund Administrator, the Fund, the Fund Administrator and Princeton agree as follows:

          1. Fund Administrator shall be substituted for Global Investors in the Sub-Administration Agreement.

          2. Fund Administrator shall perform all of the duties and have all of the rights and responsibilities that Global Investors had under the Sub-Administration Agreement, and the Fund shall have all of the rights and responsibilities with respect to the Fund Administrator as the Fund had with respect to Global Investors under the Sub-Administration Agreement.

          3. The Sub-Administration Agreement shall continue in full force and effect in accordance with its terms, as amended hereby.

     IN WITNESS WHEREOF,  the parties hereto have caused this First Amendment to
Sub-Administration   Agreement   to  be  executed   by  their  duly   authorized
representatives as of the date and year first above written.

                                      TEMPLETON RUSSIA FUND, INC.

                                      By:/s/BARBARA J. GREEN
                                         -------------------------------

                                      Title: Secretary
                                            ----------------------------


                                      FRANKLIN TEMPLETON SERVICES, LLC

                                      By:/s/HARMON E. BURNS
                                         -------------------------------

                                      Title: Executive Vice President
                                            ----------------------------

                                      PRINCETON ADMINISTRATORS, L.P.

                                      By:  PRINCETON SERVICES, INC.

                                      By:/s/STEPHEN MILLER
                                         -------------------------------

                                      Title: Senior Vice President
                                            ----------------------------